Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 25, 2023 in Amendment No. 1 to the Draft Registration Statement on Form F-4 of Srivaru Holding Ltd and related Proxy Statement of Mobiv Acquisition Corp and Prospectus of Srivaru Holding Ltd. for the registration of Srivaru Holding Ltd. common shares to be issued in exchange for Mobiv Acquisition Corp common stock.

/s/ Manohar Chowdhry & Associates

Chennai, India

May 25, 2023

-1-